00000000http://schemas.microsoft.com/office/word/2003/wordmlurn:schemas-microsoft-com:office:smarttags013f

WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

Calibert Explorations, Ltd.

A NEVADA CORPORATION

The undersigned Director, being the Directors of Calibert Explorations, Ltd., a StateplaceNevada corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

1)

Forward Share Spilt

2)  Amend Articles of Incorporation

RESOLVED, that the number of issued and outstanding shares of the Corporation be increased by virtue of a forward share split on a one old for 12 new basis (12-1) to be effective immediately.

RESOLVED, that the number of authorized common shares of the Corporation be increased from 75,000,000 to 200,000,000

Dated: November 3, 2009

The undersigned, being all the Director of Calibert Explorations, Ltd., waives the required notice of meeting and consents to all actions taken hereby.

_/s/ David Saltrelli___________

David Saltrelli, President, Director

/s/ Ken Berscht____________________

Ken Berscht, Secretary, Treasurer, Director